THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (WITH THE RELATED RULES, THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE. THE INITIAL HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” AS DEFINED IN THE RULES AND REGULATIONS UNDER THE SECURITIES ACT.

MGT CAPITAL INVESTMENTS, INC.

12% SENIOR UNSECURED PROMISSORY NOTE

Principal Amount: U.S. $___,000	Original Issuance Date: _______, 2016

FOR VALUE RECEIVED MGT Capital Investments, Inc., a Delaware corporation (the “Company”), promises to pay to _________ (“Holder”), the principal amount of _________ Dollars ($___) together with all accrued but unpaid interest, or such lesser amount as shall equal the then outstanding principal amount hereof together with all accrued but unpaid interest thereon, payable on September 30, 2019, or such other date pursuant to the provisions of Section 4 hereof (the “Maturity Date”). This promissory note (the “Note”) is one of a series of notes of like tenor issued by the Company as part of a single notes offering (such notes together with this Note, the “Notes”).

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. Interest.

(a) Interest shall accrue on the original principal balance of this Note at the rate of twelve percent (12%) per annum. Interest on this Note shall be paid quarterly, in arrears with the first payment due on September 30, 2016, to be calculated on a pro-rata basis.

(b) Notwithstanding anything to the contrary contained herein, in no event shall this or any other provision herein permit the collection of any interest which would be usurious under applicable law. If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid under this Note shall include amounts which by law are deemed interest and which would exceed the maximum rate permitted by law, the Company stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Holder and the Company or the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (only to the extent such payments are in excess of the maximum rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to the Company.

2. Negative Covenants.

As long as any portion of this Note remains outstanding, unless the holders of at least 51% of the principal amount of the outstanding Notes (the “Required Majority”) shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its subsidiaries (whether or not a subsidiary on the Original Issuance Date) to, directly or indirectly:

(i) other than indebtedness (w) incurred pursuant to a Qualified Financing as defined below; (x) existing as of the Original Issuance Date, (y) that is subordinated with respect to Liens (as defined below) and in right of payment to all amounts owing under the Note, whether or not then payable, on terms reasonably acceptable to the Required Majority, or (z) incurred in the ordinary course of business for trade expenses (not borrowed money) (“Permitted Indebtedness”), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind that is senior in right and preferences to the Notes.

(ii) other than Permitted Liens (as defined below), enter into, create, incur, assume or suffer to exist any liens, charges or encumbrances of any kind or nature (“Liens”), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom. “Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness; (d) Liens incurred in connection with the ordinary course of business in connection with leasing of equipment; and (e) Liens which are expressly subordinate to this Note.

(iii) pay cash dividends or distributions on any equity securities of the Company;

(iv) fail to (x) preserve and maintain its existence and corporate form, (y) protect and preserve all of its property useful in and material to its business, including without limitation, copyrights, patents, trade names and trademarks or (z) observe and remain in compliance with all applicable laws, except where such failure to observe and remain in compliance with all applicable laws would not have a material adverse effect on the Company’s business or operations, or

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(v) enter into any agreement with respect to any of the foregoing.

3. Event of Default.

(a) For purposes of this Note, an “Event of Default” means:

(i) the Company shall default in any payment of principal and/or accrued interest on this Note when due; or

(ii) the Company shall fail to materially perform any covenant, term, provision, condition, agreement or obligation of the Company, or any representation shall become materially untrue, under this Note (other than for non-payment) and such failure shall continue uncured for a period of ten (10) business days; or

(iii) the Company shall (a) become insolvent; (b) admit in writing its inability to pay its debts generally as they mature; (c) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (d) apply for or consent to the appointment of a trustee, liquidator, receiver or similar official for it or for a substantial part of its property or business; or

(iv) a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(v) any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(vi) bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding; or

(vii) the Company shall fail to pay when due or otherwise be in material default of any of its indebtedness that gives the holder thereof the right to accelerate such indebtedness; or

(viii) a Change of Control shall have occurred. “Change of Control” means (a) a merger, consolidation, a sale of all or substantially all of the assets or similar transaction of the Company or its subsidiaries with or into or to any other person or entity, where the Company shall not be the surviving entity, or, if the Company is the surviving entity, after which the equity holders of the Company as of the Original Issuance Date fail to own at least fifty percent (50%) of the voting or management power of the Company or (b) other than any public offering of securities, one or more sales of the outstanding capital stock of the Company, after which the equity holders of the Company as of the Original Issuance Date fail to own at least fifty percent (50%) of the voting or management power of the Company or the surviving person or entity, as applicable.

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(b) Upon the occurrence of an Event of Default, the entire unpaid and outstanding indebtedness due under this Note shall be immediately due and payable without notice.

(c) As soon as possible and in any event within two days after the Company becomes aware that an Event of Default has occurred, the Company shall notify the Holder in writing of the nature, extent and time of and the facts surrounding such Event of Default, and the action, if any, that the Company proposes to take with respect to such Event of Default.

4. Prepayment and Acceleration.

(a) The Company may prepay this Note at any time, in whole or in part, as follows:

(i) At any time within twelve months from the Original Issuance Date, at a price equal to the accrued interest on the Note, plus 120% of the outstanding principal amount of the Note (“Initial Pre-Payment Period”).

(ii) At any time after the Initial Prepayment Period, at a price equal to the accrued interest on the Note, plus 110% of the outstanding principal amount of the Note.

(b) As long as this Note is outstanding, the Company shall provide written notice to the Holder in the event that the Company undertakes an offering, or series of offerings within a six (6) month period, of its securities that results in aggregate net proceeds of Four Million Five Hundred Thousand dollars ($4,500,000) being received by the Company (a “Qualified Financing”). At such time notice is given pursuant to this paragraph, and for a period of sixty (60) days thereafter, the Holder, by written notice to the Company, may, at its option, require the Company to redeem the Note at a price equal to the accrued interest on the Note, plus 110% of the outstanding principal amount.

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5. Miscellaneous.

(a) Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and , in the case of mutilation, on surrender and cancellation of this Note (or what remains thereof), the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date of this Note.

(b) Payment. All payments under this Note shall be made in lawful tender of the United States no later than 5:30 pm, Eastern Standard Time, on the date on which such payment is due, by wire transfer of immediately available funds to the account identified by the Holder.

(c) Waiver and Amendment. Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(d) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue, Suite 320

Harrison, NY 10528

Attention: Robert Ladd

E-mail: rladd@mgtci.com

with a copy to (which does not constitute notice):

Jay M. Kaplowitz, Esq.

Sichenzia Ross Friedman & Ference

61 Broadway, 32nd Floor

New York, NY

Phone: 212-930-9700

Fax: 212-930-9725

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If to the Holder:

To its registered address

(e) Expenses; Attorneys’ Fees. If action is instituted to enforce or collect this Note, the Company promises to pay or reimburse all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Holder in connection with such action.

(f) Successors and Assigns. This Note may be assigned or transferred by the Holder with the written consent of the Company, and this Note may be assigned or transferred by the Company with the written consent of the Holder. Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

(g) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, any right, option, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, option, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, option, remedy, power or privilege. The rights, options, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, options, remedies, powers and privileges provided by law.

(h) Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(j) Construction. Each party hereto acknowledges and agrees it has had the opportunity to draft, review, and edit the language of this Note and that no presumption for or against any party arising out of drafting all or any part of this Note will be applied in any dispute relating to, in connection with, or involving this Note. Accordingly, the parties hereto hereby waive the benefit of any rule of law or any legal decision that would require, in cases of uncertainty, that the language of a contract should be interpreted most strongly against the party who drafted such language.

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(k) Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. The parties to this Note irrevocably submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

MGT CAPITAL INVESTMENT, INC.

Name:
By:
Title:

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